Exhibit 99.1

World Fuel Services Corporation Reports Record Fourth Quarter and Full Year 2008 Earnings

-- Doubles Dividend --

MIAMI--(BUSINESS WIRE)--February 26, 2009--World Fuel Services Corporation (NYSE:INT), a global leader in the marketing and sale of marine, aviation and land fuel products and related services, today reported fourth quarter net income of $28.7 million or $0.98 diluted earnings per share compared to $18.1 million or $0.63 diluted earnings per share in the fourth quarter of 2007. For the full year, net income was $105.0 million or $3.62 diluted earnings per share compared to $64.8 million or $2.23 diluted earnings per share in 2007. Non-GAAP net income for the fourth quarter, which excludes share-based compensation and amortization of acquired intangible assets, was $36.3 million or $1.24 non-GAAP diluted earnings per share compared to $19.7 million or $0.68 non-GAAP diluted earnings per share in the fourth quarter of 2007. For the full year, non-GAAP net income was $120.1 million or $4.14 non-GAAP diluted earnings per share compared to $71.0 million or $2.44 non-GAAP diluted earnings per share in 2007. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We continue to provide value to the global supply chain in this turbulent global economic environment,” said Paul H. Stebbins, chairman and chief executive officer of World Fuel Services Corporation. “In 2008 we delivered record results, significantly improved our balance sheet and navigated risk in one of the most challenging markets in history. Our value proposition and liquidity should enable us to continue to execute on our long term strategy for growth.”

The company’s marine segment generated gross profit of $203.3 million in 2008, an increase of 78% year over year. “While global trade slowed in the latter half of 2008, our strategy of focusing on disciplined risk management and value added services resulted in record operating profit in this segment,” stated Michael J. Kasbar, president and chief operating officer. The company’s aviation segment generated full year gross profit of $165.8 million, an increase of 35% when compared to full year 2007 results. “During a year where we have seen the airline industry struggle with bankruptcies and an overall decline in global air traffic we managed risk, improved our results and successfully integrated AVCARD,” added Kasbar. The company’s land segment posted gross profit of $26.2 million in 2008 driven principally by the acquisition of the Texor business in June.

World Fuel also announced that its Board of Directors has approved an increase in its regular quarterly cash dividend from $0.0375 to $0.075 per share, representing a 100% increase over the regular quarterly cash dividend paid in 2008. World Fuel’s Board of Directors also declared that the dividend for the first quarter of 2009 will be paid on April 8, 2009 to shareholders of record at the close of business on March 20, 2009.

“Consistent with our long term strategy to enhance shareholder value, we took action and doubled our dividend per share,” stated Ira M. Birns, executive vice president and chief financial officer. “We also are confident that our future cash flow generation, current liquidity profile and our continued focus on managing working capital will enable us to continue to grow the business both organically and through strategic investments.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable and settle derivatives contracts, fluctuations in world oil prices and foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 6,000 locations including airports, seaports, tanker truck loading terminals and other customer storage locations in over 190 countries around the world. With 44 offices (including satellite offices) strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue	$2,913,448	$4,145,522	$18,509,403	$13,729,555
Cost of revenue	2,810,001	4,071,681	18,114,020	13,484,283

Gross profit	103,447	73,841	395,383	245,272

Operating expenses
Compensation and employee benefits	39,899	25,749	140,280	93,732
Provision for bad debt	(818)	1,298	16,081	1,892
General and administrative	23,085	22,240	85,282	63,760

	62,166	49,287	241,643	159,384

Income from operations	41,281	24,554	153,740	85,888

Interest and other (expense) income, net	(5,849)	582	(16,165)	698

Income before income taxes	35,432	25,136	137,575	86,586
Provision for income taxes	6,818	6,876	32,370	21,235

	28,614	18,260	105,205	65,351
Minority interest in (loss) income of consolidated subsidiaries
	(39)	130	166	578

Net income	$28,653	$18,130	$105,039	$64,773

Basic earnings per share	$0.99	$0.64	$3.66	$2.30

Basic weighted average shares	28,999	28,213	28,697	28,102

Diluted earnings per share	$0.98	$0.63	$3.62	$2.23

Diluted weighted average shares	29,267	29,004	29,029	29,062

The results for the three months ended December 31, 2008 include approximately $4.1 million in pre-tax net foreign currency losses included in Interest and other (expense) income, net, which relate to prior quarterly periods in 2008, none of which were considered material individually or in the aggregate. The out-of-period after-tax amount of the net foreign currency losses was approximately $3.8 million, or $0.13 per diluted share in the fourth quarter. In addition, because these amounts were all within 2008, there was no impact on the income statement for the full fiscal year.

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	December 31,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$314,352	$36,151
Restricted cash	-	10,000
Short-term investments	8,100	8,100
Accounts receivable, net	676,100	1,370,656
Inventories	28,726	103,029
Short-term derivative contracts	72,260	86,531
Prepaid expenses and other current assets	72,612	50,841

Total current assets	1,172,150	1,665,308

PROPERTY AND EQUIPMENT, NET	35,328	36,870

OTHER ASSETS	197,148	95,868

	$1,404,626	$1,798,046

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$23,840	$53
Accounts payable	548,876	1,066,971
Short-term derivative contracts	66,302	88,302
Customer deposits	40,961	38,452
Accrued expenses and other current liabilities	71,067	37,333

Total current liabilities	751,046	1,231,111

LONG-TERM LIABILITIES:
Long-term debt	9,537	45,191
Other long-term liabilities	36,156	37,867
Total long-term liabilities	45,693	83,058

SHAREHOLDERS' EQUITY	607,887	483,877

	$1,404,626	$1,798,046

WORLD FUEL SERVICES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$28,653	$18,130	$105,039	$64,773
Adjustments to reconcile net income to net cash provided by (used in) operating activities:

Provision for bad debt	(818)	1,298	16,081	1,892
Depreciation and amortization	4,001	2,710	13,870	6,901
Deferred income tax provision (benefit)	10,334	(2,373)	6,482	(3,020)
Unrealized derivative losses, net	4,234	715	1,560	107
Share-based payment compensation costs	7,866	1,731	14,674	7,166
Software write-down	-	2,445	-	2,445
Impairment on short-term investments	-	-	-	1,900
Foreign currency transaction losses	(652)	-	(652)	-
Other	(32)	688	275	449
Changes in assets and liabilities, net of acquisitions	141,576	(76,438)	236,123	(160,540)
Total adjustments	166,509	(69,224)	288,413	(142,700)
Net cash provided by (used in) operating activities	195,162	(51,094)	393,452	(77,927)
Cash flows from investing activities:
Capital expenditures	(738)	(3,912)	(6,791)	(16,581)
Purchase of short-term investments	-	-	-	(30,060)
Proceeds from the sale of short-term investments	-	-	-	32,560
Acquisition of business, net of cash acquired	-	(54,907)	(93,366)	(54,907)
Net cash used in investing activities	(738)	(58,819)	(100,157)	(68,988)
Cash flows from financing activities:
Dividends paid on common stock	(1,094)	(1,064)	(4,335)	(4,253)
Minority interest distribution	-	-	(690)	(426)
Borrowings under senior revolving credit facility	99,578	276,000	1,871,578	276,000
Repayments under senior revolving credit facility	(134,578)	(256,000)	(1,911,578)	(256,000)
Borrowings under bankers acceptance facility	-	-	14,507	-
Payment of senior revolving credit facility loan costs	-	(1,278)	-	(1,278)
Proceeds from exercise of stock options	734	326	2,612	1,056
Purchases of stock tendered by employees to satisfy the
required withholding taxes related to share-based awards	(17)	-	(1,599)	(2,583)
Federal and state tax benefits resulting from tax
deductions in excess of the compensation cost
recognized for share-based awards	(2,041)	3,883	5,842	3,883
Restricted cash	-	-	10,000	(10,000)
Other	42	(256)	291	172
Net cash (used in) provided by financing activities	(37,376)	21,611	(13,372)	6,571
Effect of exchange rate changes on cash and cash equivalents	(1,722)	-	(1,722)	-
Net increase (decrease) in cash and cash equivalents	155,326	(88,302)	278,201	(140,344)
Cash and cash equivalents, at beginning of period	159,026	124,453	36,151	176,495
Cash and cash equivalents, at end of period	$314,352	$36,151	$314,352	$36,151

WORLD FUEL SERVICES CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Non-GAAP financial measures and reconciliation:

GAAP net income	$28,653	$18,130	$105,039	$64,773
Share-based compensation expense, net of taxes	6,363	1,184	11,065	4,906
Intangible asset amortization expense, net of taxes	1,308	387	3,997	1,279
Non-GAAP net income	$36,324	$19,701	$120,101	$70,958

GAAP diluted earnings per share	$0.98	$0.63	$3.62	$2.23
Share-based compensation expense, net of taxes	0.22	0.04	0.38	0.17
Intangible asset amortization expense, net of taxes	0.04	0.01	0.14	0.04
Non-GAAP diluted earnings per share	$1.24	$0.68	$4.14	$2.44

The share-based compensation expense, net of taxes, amounts in the above table for the three months and year ended December 31, 2008 include the impact of approximately $3.8 million ($4.5 million pre-tax), or $0.13 per diluted share, related to a special bonus award to certain members of executive management that is expected to be settled in our common stock in March 2009.

CONTACT:
World Fuel Services Corporation, Miami
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Francis X. Shea, Executive Vice President &
Chief Risk and Administrative Officer
305-428-8000